Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

QUDIAN INC.

(as of December 31, 2021)

Subsidiaries	Jurisdiction of Incorporation
Qufenqi (Ganzhou) Information Technology Co., Ltd.* 趣分期(赣州)信息技术有限公司	PRC
Xiamen Happy Time Technology Co., Ltd.* 厦门快乐时代科技有限公司	PRC
Qufenqi (HK) Limited	Hong Kong
QD Technologies Limited	British Virgin Islands
Tianjin Qudian Financial Lease Co. Ltd.* 天津趣店融资租赁有限公司	PRC
QD Data Limited	Hong Kong
Xiamen Qudian Financial Lease Co., Ltd.* 厦门趣店融资租赁有限公司	PRC
Jinan Qudian Car Leasing Co., Ltd.* 济南趣店汽车租赁有限公司	PRC
Wenzhou Qudian Car Leasing Co., Ltd.* 温州趣店汽车租赁有限公司	PRC
Nanchang Qudian Car Leasing Co., Ltd.* 南昌趣店汽车租赁有限公司	PRC
Ningxia Qudian Car Leasing Co., Ltd.* 宁夏趣店汽车租赁有限公司	PRC
Shijiazhuang Qudian Car Leasing Co., Ltd.* 石家庄趣店汽车租赁有限公司	PRC
Gansu Qudian Car Sale & Service Co., Ltd.* 甘肃趣店汽车销售有限公司	PRC
Shenyang Qudian Car Leasing Co., Ltd.* 沈阳趣店汽车租赁有限公司	PRC
Chongqing Qudian Car Leasing Co., Ltd.* 重庆趣店汽车租赁有限公司	PRC
Suzhou Qudian Car Leasing Co., Ltd.* 苏州趣店汽车租赁有限公司	PRC
Taiyuan Qudian Car Leasing Co., Ltd.* 太原趣店汽车租赁有限公司	PRC
Xiamen Qudian Car Sale & Service Co., Ltd.* 厦门趣店汽车销售服务有限公司	PRC
Zhengzhou Qudian Car Leasing Co., Ltd.* 郑州趣店汽车租赁有限公司	PRC
Guiyang Qudian Car Leasing Co., Ltd.* 贵阳趣店汽车租赁有限公司	PRC
Chengdu Qudian Car Leasing Co., Ltd.* 成都趣店汽车租赁有限公司	PRC
Nanjing Qudian Car Leasing Co., Ltd.* 南京趣店汽车租赁有限公司	PRC
Xiamen Xincheng Youda Financing Guarantee Ltd.* 厦门信诚友达融资担保有限公司	PRC
Xiamen Youqi Technology Co., Ltd.* 厦门友契科技有限公司	PRC
Xiamen Youdun Technology Co., Ltd.* 厦门友盾科技有限公司	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation
Beijing Happy Time Technology Development Co., Ltd.* 北京快乐时代科技发展有限公司	PRC
Xiamen Qudian Technology Co., Ltd.* 厦门趣店科技有限公司	PRC
Ganzhou Qudian Technology Co., Ltd.* 赣州趣店科技有限公司	PRC
Xiamen Weipujia Technology Co., Ltd.* 厦门唯谱家科技有限公司	PRC
Xiamen Qu Plus Plus Technology Development Co., Ltd* 厦门趣加加科技发展有限公司	PRC

Subsidiaries of Consolidated VIEs	Jurisdiction of Incorporation
Ganzhou Happy Fenqi Network Service Co., Ltd.* 赣州快乐分期网络服务有限公司	PRC
Xinjiang Qudian Technology Co., Ltd. * 新疆趣店科技有限公司	PRC
Fuzhou High-tech Zone Microcredit Co., Ltd.* 抚州高新区趣分期小额贷款有限公司	PRC
Qufenqi (Beijing) Information Technology Co., Ltd.* 趣分期(北京)信息技术有限公司	PRC
Fuzhou Happy Time Technology Development Co., Ltd.* 抚州快乐时代科技发展有限公司	PRC
Xiamen Qudian Commercial Factoring Co., Ltd.* 厦门趣店商业保理有限公司	PRC
Ganzhou Happy Time E-Commerce Co., Ltd.* 赣州快乐时代电子商务有限公司	PRC
Xiamen Junda Network Technology Co., Ltd.* 厦门均达网络科技有限公司	PRC
Tianjin Qufenqi Technology Co., Ltd.* 天津趣分期科技有限公司	PRC
Yihuang Qudian Technology Development Co., Ltd.* 宜黄县趣店科技发展有限公司	PRC
Jiangxi Chunmian Technology Development Co., Ltd.* 江西春眠科技发展有限公司	PRC
Tianjin Happy Time Technology Development Co., Ltd.* 天津快乐时代科技发展有限公司	PRC
Xiamen Wanlimu Technology Co., Ltd.* 厦门万里目科技有限公司	PRC
Xiamen Qudian Football Club Co., Ltd.* 厦门趣店足球俱乐部有限公司 (formerly known as Xiamen Ludao Football Club Co., Ltd. 厦门鹭岛足球俱乐部有限公司)	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.